                                                                 EXHIBIT 4(I)(D)
                               WARRANT AGREEMENT

  THIS AGREEMENT, dated as of       , 199 , between The Procter & Gamble
Company, an Ohio corporation (the "Company"), and      , a       duly
incorporated and existing under the laws of       (the "Warrant Agent"),

                                WITNESSETH THAT:

  WHEREAS, the Company proposes to sell up to     of its Warrants expiring
      (the "Warrants" or, individually, a "Warrant"), each Warrant representing the right to receive from the Company the Cash Settlement Value (as defined herein) in respect of such Warrant; and

  WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Warrants, and wishes to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND REGISTRATION OF WARRANTS

  Section 1.01. Issuance of Warrants. (a) The Warrants will constitute direct, unconditional and unsecured obligations of the Company and will rank pari passu, without any preference among themselves, with all of the Company's other existing and future unsecured and unsubordinated obligations.

  (b) Each Warrant shall represent the right, subject to the provisions contained herein, to receive the Cash Settlement Value of such Warrant. In no event shall a beneficial owner of a Warrant (each a "Warrantholder") be entitled to receive any interest on any Cash Settlement Value.

  (c) Upon the issuance of the Warrants, all Warrants shall be evidenced by certificates in registered form with such appropriate insertions, omissions, substitutions and other variations as are desirable for such certificates and as required or permitted by this Agreement (the "Warrant Certificates"). Following the issuance of the Warrant Certificates, the Company may, at its option, elect to make the Warrants available in book-entry form through the book-entry deposit system of The Depository Trust Company ("DTC", and together with any successor depository, the "Depository"). In such event, Warrants held in the form of Warrant Certificates ("Certificated Warrants") may be exchanged for Warrants in book-entry form ("Book-Entry Warrants") in accordance with the procedures set forth in Section 1.07 and in the letter agreement dated the date hereof among the Company, the Depository and the Warrant Agent. Unless and until the Company shall elect to permit Certificated Warrants to be exchanged for Book-Entry Warrants as provided in this Section 1.01(c), the provisions of this Agreement concerning Book-Entry Warrants and the Global Warrant (other than the provisions of this Section 1.01(c)) shall not be of any force or effect.

  (d) All Book-Entry Warrants shall be represented by one or more global certificates with such appropriate insertions, omissions, substitutions and other variations as are desirable for such certificates and required or permitted by this Agreement (the "Global Warrant"). The Global Warrant shall at all times be registered in the name of the Depository or its nominee and shall be held by the Depository or its agent. For so long as any warrants are Book-Entry Warrants, (i) the beneficial ownership of the holders of Book-Entry Warrants will be evidenced solely through the book-entry record system maintained by the Depository (by book-entry made in the records of the Depository or the records of a person or entity maintaining an account with the Depository (either as a Participant (as defined below) or as an indirect participant, in accordance with the rules of the Depository)), (ii) transfers of such Book-Entry Warrants shall be made on the books and records of the Depository and its Participants and indirect participants, (iii) ownership and transfers of such Book-Entry Warrants shall be governed by applicable rules established by the Depository, (iv) the Company and the Warrant Agent may deal with the Depository and its Participants as representatives of the Warrantholders of such Book-Entry Warrants for purposes of exercising the rights of Warrantholders under this Agreement, and requests and directions for such representatives will not be deemed inconsistent if they are made with respect to different Warrantholders, (v) with respect to such Book-Entry Warrants the Company and the Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository and its Participants with respect to their Warrantholders, (vi) all payments due on account of or with respect to such Book-Entry Warrants shall be made to the Depository or its Participants as provided herein, and neither the Company, the Warrant Agent, nor any agent of either of them shall have any responsibility or liability for the disbursement of such payments to Warrantholders, and (vii) such Book-Entry Warrants may not be exchanged for Certificated Warrants except according to the provisions set forth in Section 1.01(e) hereof. For purposes of this Agreement, the term "Participant" shall mean a bank, broker, dealer, other financial institution or other entity for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

  (e) If (i) the Depository at any time is unwilling or unable to continue as securities depository for the Book-Entry Warrants and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrant Certificates in exchange for the Global Warrant. In addition, the Company may at any time determine not to have Book-Entry Warrants and, in such event, will issue Warrant Certificates in exchange for the Global Warrant. In any instances referred to in the two preceding sentences, and in accordance with the provisions of this Agreement, the Company shall notify the Warrant Agent and the Depository, and instruct the Depository to notify each Participant, of the availability of Warrant Certificates, and each Warrantholder then owning Book-Entry Warrants will be entitled, upon delivery to the Company and the Warrant Agent by the Depository or its nominee of the Global Warrant and a written certification of such Warrantholder's beneficial interest in form satisfactory to the Company and the Warrant Agent, duly executed by the Depository or its nominee, to have a number of Certificated Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant registered in the name of the Warrantholder and will be entitled to physical delivery of Warrant Certificates evidencing such Warrants by the Participant through which such Warrantholder's beneficial interest is maintained. Upon receipt of such certification with respect to a Warrantholder, the Company will deliver to the Depository Warrant Certificates in the correct denomination registered in the name of the Warrantholder.

  (f) Following an initial election by the Company to permit Certificated Warrants to be exchanged for Book-Entry Warrants as provided in Section 1.01(c) hereof, the Company may from time to time select a new entity to act as Depository with respect to the Book-Entry Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided in Section 1.04(a) as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant, and the Notice of Exercise (as defined herein) to be delivered in connection with an exercise to reflect the selection of the new Depository.

  (g) The Warrant Agent shall maintain records (which may be maintained electronically) evidencing the number of Book-Entry Warrants evidenced by the Global Warrant. Such records shall be adjusted on a daily basis, in accordance with such procedures as shall be agreed among the Company, the Warrant Agent and the Depository, to reflect increases in such number of Book-Entry Warrants caused by exchanges of Certificated Warrants into Book-Entry Warrants, and shall also be adjusted to reflect decreases in such number of Book-Entry Warrants as provided in Section 2.02(d) hereof.

  Section 1.02. Form, Execution and Delivery of Global Warrant and Warrant Certificates. (a) The Global Warrant and the Warrant Certificates each may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or to conform to usage. The Global Warrant and each of the Warrant Certificates shall be signed on behalf of the Company by its President, any Vice President, its Chairman of the Board or any Vice Chairman of the Board, either manually or by facsimile signature, under its corporate seal, which may be a facsimile, attested either manually or by facsimile signature by its Secretary or any Assistant Secretary. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Global Warrant or any Warrant Certificate if such instrument has been duly countersigned and delivered by the Warrant Agent.

  (b) In case any officer of the Company who shall have signed the Global Warrant or any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the instrument so signed shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such instrument nevertheless may be countersigned and delivered as though the person who signed such instrument had not ceased to be such officer of the Company; and the Global Warrant and each Warrant Certificate may be signed on behalf of the Company by such persons who, at the actual date of the execution of any such instrument, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

  Section 1.03. Global Warrant and Warrant Certificates. The Global Warrant and each Warrant Certificate, when signed on behalf of the Company in accordance with Section 1.02, shall be delivered to the Warrant Agent, which shall manually countersign such instrument, and deliver the same to or upon the written order of the Company. The Global Warrant and each Warrant Certificate shall be dated the date of its countersignature. The Global Warrant and each Warrant Certificate shall not be valid for any purpose unless so countersigned. Such countersignature by the Warrant Agent upon the Global Warrant or any Warrant Certificate signed by the Company in accordance with Section 1.02 shall be conclusive evidence that such instrument so countersigned has been duly issued hereunder.

  Section 1.04. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Global Warrant, the Warrant Agent shall from time to time register the transfer of the Global Warrant in its records only to the Depository, to a nominee of the Depository, to a successor Depository, or to a nominee of a successor Depository, upon surrender of such Global Warrant to the

Warrant Agent at the Warrant Agent's Office (as defined herein), duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly signed by the registered holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed pursuant to the Securities Transfer Agents Medallion Program(TM). Upon any such registration of transfer, a new Global Warrant shall be issued to the transferee.

  (b) The Company shall cause to be kept at the Warrant Agent's Office a register (the registers maintained in such office and in any other office or agency maintained by or on behalf of the Company for such purpose being herein sometimes collectively referred to as the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Certificated Warrants and of transfers of Certificated Warrants. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Certificated Warrants and transfer of Certificated Warrants as herein provided. The Warrant Agent shall register the transfer of any outstanding Certificated Warrants upon the Warrant Register subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender of the related Warrant Certificates, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by its duly authorized attorney, such signature to be guaranteed pursuant to the Securities Transfer Agents Medallion Program (TM). Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

  (c) At the option of a Warrantholder, Warrant Certificates and (subject to the limitations set forth in Section 1.04(a)), at the option of the registered holder thereof, the Global Warrant, may be exchanged for other Warrant Certificates or a new Global Warrant, as applicable, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates or the Global Warrant, as applicable, to be exchanged at its offices maintained for such purpose (the location of which shall be provided to the Company), which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent's Office"), and which are, on the date of this
Agreement,      , New York, New York   , Attention: [Corporate Trust Services],
or at the office of any successor Warrant Agent (as provided in Section 5.03). Upon surrender of any Warrant Certificate or Global Warrant for exchange, the Warrant Agent shall cancel such Warrant Certificate or Global Warrant, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Sections 1.02 and 1.03, one or more new Warrant Certificates or a new Global Warrant, as applicable, representing a like number of Warrants.

  (d) Warrant Certificates or a new Global Warrant issued upon transfer or exchange pursuant to Section 1.04(a), (b) or (c) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates or Global Warrant surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates or Global Warrant prior to such surrender.

  (e) Except as provided in Section 1.05, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates or a Global Warrant, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates or a Global Warrant, other than exchanges pursuant to this Section 1.04 not involving any transfer.

  (f) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant

Certificate, there shall be issued to the holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

  (g) Warrant Certificates delivered in exchange for the Global Warrant pursuant to Section 1.01(e) hereof shall be registered in the Warrant Register in such names and addresses (including tax identification numbers) and in such denominations as shall be specified by the Depository or its nominee in the written certification of beneficial interest delivered by it pursuant to such
Section 1.01(e).

  Section 1.05. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

  (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received Proper Delivery (as defined herein) of the related Warrants and of a Notice of Exercise in respect thereof, as provided herein, with which directions the Warrant Agent shall comply.

  (c) Each new Warrant Certificate issued pursuant to this Section 1.05 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, whether or not, in the case of any lost, stolen or destroyed Warrant Certificate, such Warrant Certificate shall at any time be enforceable by anyone, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

  (d) Upon the issuance of any new Warrant Certificate in accordance with this
Section 1.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

  (e) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

  Section 1.06. Registered Holders of Certificated Warrants. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Certificated Warrant shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by such Certificated Warrant, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. This Section 1.06 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

  For all purposes of this Agreement, in order to determine whether a Registered Holder of Certificated Warrants is a Warrantholder or whether such Registered Holder holds certificated warrants for the account of a Warrantholder(s), the Warrant Agent may rely conclusively on a certificate from the

Registered Holder of any Certificated Warrants which states that (i) such Registered Holder is the Warrantholder of such Certificated Warrants or (ii) a specified number of such Certificated Warrants are beneficially owned by a Warrantholder(s), identifying the name and mailing address of each such Warrantholder and the number of Certificated Warrants beneficially owned by each such Warrantholder.

  Section 1.07. Exchange Procedures. In the event that the Company elects to make the Warrants available in book-entry form it will notify the Depository, and it will notify each Registered Holder by first class mail to the address of such Registered Holder in the Warrant Register. Such notice will be given to the Depository no less than five days prior to the date on which exchanges of Certificated Warrants for Book-Entry Warrants will commence. Exchanges of Warrant Certificates into Warrants in book-entry form will commence on a date (the "Initial Exchange Date") that is approximately five days after the date on which the Company notifies the Depository of its election to permit such exchanges.

  Warrant Certificates received by the Depository for conversion into book-entry form during the period commencing on the Initial Exchange Date and ending on the 45th day after the Initial Exchange Date (the "Initial Exchange Period") will be converted into book-entry form by the close of business, on the date received by the Depository (if received by the Depository at its then applicable cut-off time for same day credit), or on the following New York Business Day (if received by the Depository at its then applicable cut-off time for next day credit). After the last day of the Initial Exchange Period, the Depository will not be required to accept delivery of Warrant Certificates for exchange into book-entry form, but may permit Warrants to be so exchanged on a case by case basis. Warrants surrendered for conversion at any time may not be exercised or delivered for settlement or transfer until such conversion has been effected.

                                   ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

  Section 2.01. Duration of Warrants: Minimum Exercise Amounts; Notice of Exercise. Subject to the limitations set forth herein, each Warrant may be exercised in whole but not in part on any New York Business Day (as defined herein) from its date of issuance until 3:00 P.M., New York City time, five New
York Business Days prior to (i)       (the "Expiration Date") or (ii) its
earlier automatic exercise as provided in Section 2.03. Except in the case of automatic exercise, each Warrant may be exercised only (i) upon receipt by the Warrant Agent of such Warrant, in the case of a Book-Entry Warrant, through delivery of such Book-Entry Warrant free on the records of the Depository to
the Warrant Agent's Depository Participant Account (entitled      ), or such
other account of the Warrant Agent at the Depository as the Warrant Agent shall designate in writing to the Depository (the "Warrant Account"), and in the case of a Certificated Warrant, through delivery of the Warrant Certificate representing such Warrant to the Warrant Agent (at its address set forth in Exhibit A hereto or at such other address as the Warrant Agent may notify the Warrantholders from time to time) and (ii) pursuant to a Notice of Exercise (as defined below) duly completed and executed, in the case of a Book-Entry Warrant, by the Participant holding such Book-Entry Warrant on the records of the Depository, and in the case of a Certificated Warrant, by the Registered Holder, a duly appointed legal representative thereof or a duly authorized attorney thereof; provided, however, that notices of exercise are subject to rejection by the Warrant Agent as provided herein. Not fewer than
Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on the Expiration Date or earlier automatic exercise as provided in Section 2.03 of this Agreement. "Notice of Exercise" means an irrevocable Notice of Exercise to the Warrant Agent at its address as specified by the Warrant Agent from time to time, which notice may be given by facsimile transmission and shall be substantially in the form as the Company and the Warrant Agent may approve. The phrase "Proper Delivery" when used in this Agreement with respect to a Warrant Exercise, shall mean delivery of such Warrant to the Warrant Agent for exercise in the manner prescribed for a Warrant of such type in the second sentence of this Section 2.01, and when used with respect to a related Notice of Exercise shall mean delivery of such Notice of Exercise in proper form, duly completed and executed by the proper party in accordance with the second sentence of this Section 2.01 and the definition of Notice of Exercise set forth in this Section. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close, and "Business Day" means any day other than a Saturday or a Sunday or a day on
which banking institutions in New York City [or      ] are authorized or
required by law or executive order to close. Except as provided in Section 2.02(b), the Warrant Agent shall be entitled to rely conclusively on any Notice of Exercise received by it with no duty of inquiry by the Warrant Agent.

  Section 2.02. Exercise and Delivery of Warrants. (a) Except in the case of automatic exercise on the Expiration Date or earlier automatic exercise as provided in Section 2.03 of this Agreement, the exercise date (the "Exercise Date") for a Warrant shall be the New York Business Day next succeeding the date on which the Warrant Agent has received Proper Delivery of such Warrant and the related Notice of Exercise at or prior to 3:00 P.M., New York City time; and if the Warrant Agent shall receive Proper Delivery of such Warrant and the related Notice of Exercise after 3:00 P.M., New York City time on such date, or Proper Delivery of such Warrant and Notice of Exercise is received by the Warrant Agent on a day which is not a New York Business Day, then Proper Delivery of such Warrant and Notice of Exercise shall be deemed to have been received at or prior to 3:00 P.M., New York City time, on the next succeeding New York Business Day, and in such event the Exercise Date shall be the second New York Business Day succeeding the date on which the Warrant Agent received Proper Delivery of such Warrant and Notice of Exercise. Any Notice of Exercise received after 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earlier to occur of (i) the Expiration Date or (ii) the date (the "Delisting Date") on which the Warrants are delisted from or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) on The American Stock Exchange (the "AMEX") and not accepted at the same time for listing on another national securities exchange (as such term is used in Section 4c(f) of the Commodity Exchange Act), shall be void and of no effect and shall be deemed not to have been delivered; provided that if the date (the "Delisting Notification Date") on which notification of such delisting or suspension (the "Delisting Notice") is received by the Warrant Agent from the Company is subsequent to the fifth New York Business Day preceding the Delisting Date, then each Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 P.M., New York City time, on the New York Business Day next preceding the Delisting Notification Date.

  (b) Following receipt of Proper Delivery of a Warrant, accompanied by a completed Notice of Exercise in the applicable form, the Warrant Agent shall:
(i) promptly determine whether the Notice of Exercise has been duly completed and is in proper form duly executed, in the case of a Book-Entry Warrant, by the Participant tendering such Warrant, and in the case of a Certificated Warrant, by the Registered Holder, a duly appointed legal representative thereof, or a duly authorized attorney thereof, and if the Warrant Agent determines that the Notice of Exercise has not been duly completed or is not in proper form, or has not been so executed, the Warrant Agent shall reject the Notice of Exercise and shall send to the person or entity that executed such notice (at the address specified in such notice) a notice of rejection substantially in the form included in Exhibit E hereto and shall return the related Warrant to the Warrantholder (at no expense to the Warrantholder), in the case of Book-Entry Warrants, by redelivering such Warrant free through the facilities of the Depository to the account of the Participant that delivered such Warrant to the Warrant Agent, and in the case of Certificated Warrants, by redelivering the Warrant Certificates evidencing such Warrants to the Registered Holder thereof; (ii) notify the Company and the Spot Rate Reference Agent (as defined in paragraph (e) of this Section) by 5:00 P.M., New York City time, on the New York Business Day that Proper Delivery of Warrants has been received (or shall be deemed to have been received) of the number of Warrants in respect of which Notices of Exercise, not rejected pursuant to clause (i) above, were received, (A) on the immediately preceding day or days, if any, that were not New York Business Days, (B) after 3:00 P.M., New York City time, on the preceding New York Business Day and (C) at or prior to 3:00 P.M., New York City time, on such date; (iii) obtain the Spot Rate (as defined in paragraph (e) of this Section) for such date from the Spot Rate Reference Agent and determine the Cash Settlement Value of the exercised Warrants in the manner described in paragraph (e) of this Section; (iv) advise the Company by 5:00 P.M., New York City time, on the Exercise Date of the amount payable in respect of the exercise of such Warrants, and of the Cash Settlement Value with respect to such Warrants, and send notice of confirmation substantially in the form included in Exhibit E hereto to the persons or entities which executed the related Notice of Exercise (at the address specified in such notice); and (v) advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone and shall be promptly confirmed in writing by facsimile transmission. Any notice to be given to the Spot Rate Reference Agent pursuant to this
Section 2.02 or Section 2.03 shall be by facsimile transmission to the address of the Spot Rate Reference Agent set forth in Section 6.03.

  (c) Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day (the "Settlement Date") following an Exercise Date of Warrants, the Warrant Agent will make payment (a) in respect of Book-Entry Warrants, to the Participants, and (b) in respect of Certificated Warrants, to the person designated in the related Notice of Exercise. Payments made by the Warrant Agent to the Participants will be made on such Settlement Date in New York Clearing House funds or other next day funds. Payments made by the Warrant Agent in respect of Certificated Warrants shall be made available to the person designated in the related Notice of Exercise after 3:00 P.M., New York City time, but prior to the close of business, on such Settlement Date, in the form of a cashier's check or an official bank check, or (at the Registered Holder's election as specified in the Notice of Exercise in the case of payments of at least $250,000) by wire transfer to a U.S. dollar account specified in the Notice of Exercise. Each such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants as to which the Warrant Agent received (or was deemed to have received) Proper Delivery (together with Proper Delivery of the related Notice of Exercise) on the related Exercise Date.

  (d) The Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant by the number of Book-Entry Warrants as to which the Warrant Agent received (or was deemed to have received) Proper Delivery (together with Proper Delivery of the related Notice of Exercise) and for which payment has been made as provided in
Section 2.02(c) promptly after such delivery and payment.

  (e) Except as provided in Section 2.03, "Cash Settlement Value" of an exercised Warrant is an amount stated in U.S. dollars which is the greater of
(i) zero and (ii) the amount computed by subtracting from U.S. $50 an amount
equal to U.S. $50 times a fraction, the numerator of which is      (the "Strike
Price") and the denominator of which is the Spot Rate on the Exercise Date. The
"Spot Rate" on any date will be the            (the "Index") [determination of
Index].

  Section 2.03. Automatic Exercise of Warrants; Cancellation of
Warrants. (a) All Warrants with respect to which the Warrant Agent has not received Proper Delivery of such Warrants and of a related Notice of Exercise by 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earlier to occur of (i) the Expiration Date and (ii) the Delisting Date (or, if the Delisting Notification Date is subsequent to the fifth New York Business Day preceding the Delisting Date, then by 3:00 P.M., New York City time, on the New York Business Day next preceding the Delisting Notification Date) (the "Unexercised Warrants"), will be deemed automatically exercised on such Expiration Date or Delisting Date, without any requirement of notice of exercise to the Warrant Agent. The Spot Rate and Cash Settlement Value of such Warrants shall be determined in the case of clause (i), on the Expiration Date, or, if the Expiration Date is not a New York Business Day, then on the New York Business Day following the Expiration Date, and, in the case of clause (ii), on the New York Business Day following the Delisting Date. The Company will advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 A.M., New York City time, on the New York Business Day following the Delisting Date.

  (b) By 5:00 P.M., New York City time, on the fifth New York Business Day preceding the Expiration Date, the Warrant Agent shall advise the Company of the number of Unexercised Warrants outstanding after 3:00 P.M., New York City time, on such day. On the Expiration Date or, if the Expiration Date is not a New York Business Day, then on the New York Business Day next following the Expiration Date, the Warrant Agent shall (i) obtain the Spot Rate (which Spot Rate shall be the Spot Rate on such day) from the Spot Rate Reference Agent,
(ii) determine the Cash Settlement Value (in the manner provided in Section 2.02(e) of this Agreement) of the Warrants to be automatically exercised, (iii) advise the Company by 5:00 P.M., New York City time, on the Expiration Date or, if the Expiration Date is not a New York Business Day, then on the New York Business Day next following the Expiration Date, of the Cash Settlement Value with respect to such Warrants and (iv) advise the Company of such other matters relating to the automatically exercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 3:00 P.M., New York City time, on the second Business Day following the date on which the Spot Rate is obtained, the Warrant Agent will make payment available
(i) in the case of Book-Entry Warrants, in the form of a cashier's check or an official bank check to the Depository, against receipt of the Global Warrant, and (ii) in the case of Certificated Warrants, in the form of a cashier's check or an official bank check to the appropriate Registered Holder, or (in the case of payments of at least $250,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder (at the Registered Holder's election), against receipt by the Warrant Agent at the Warrant Agent's Office from such Registered Holder of its Warrant Certificates, in either case after 3:00 P.M., New York City time, but prior to the close of business, on such second Business Day following the date on which the Spot Rate is obtained, such check to be in the amount of the aggregate Cash Settlement Value in respect of Warrants that have been automatically exercised. Warrant Certificates delivered to the Warrant Agent, and the Global Warrant, shall thereafter be promptly canceled by the Warrant Agent.

  (c) Following receipt by the Warrant Agent of the Delisting Notice, the Warrant Agent shall (i) advise the Company and the Spot Rate Reference Agent of the number of Unexercised Warrants outstanding at 3:00 P.M., New York City time, on the fifth New York Business Day preceding the Delisting Date (or, if the Delisting Notification Date is subsequent to the fifth New York Business Day preceding the Delisting Date, then at 3:00 P.M., New York City time, on the New York Business Day next preceding the Delisting Notification Date), (ii) on the New York Business Day following the Delisting Date obtain the Spot Rate from the Spot Rate Reference Agent (which Spot Rate shall be the Spot Rate on the New York Business Day following the Delisting Date), (iii) determine the Cash Settlement Value (in the manner provided in Section 2.02(e) of this Agreement) of the Warrants to be automatically exercised, (iv) advise the Company promptly thereafter of the number of Unexercised Warrants outstanding on the Delisting Date and of the amount payable in respect of the automatic exercise of such Warrants and of the Cash Settlement Value with respect to such Warrants and (v) advise the

Company of such other matters relating to the automatically exercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 3:00 P.M. on the second Business Day following the date on which the Spot Rate is obtained, the Warrant Agent will make payment available (i) in the case of Book-Entry Warrants, in the form of a cashier's check or an official bank check to the Depository, against receipt of the Global Warrant, and (ii) in the case of Certificated Warrants, in the form of a cashier's check or an official bank check to the appropriate Registered Holder, or (in the case of payments of at least $250,000) by wire transfer to a U.S. dollar account maintained by such Registered Holder (at the Registered Holder's election), against receipt by the Warrant Agent at the Warrant Agent's Office from such Registered Holder of its Warrant Certificates, in either case after 3:00 P.M., New York City time, but prior to the close of business, on the second Business Day following the date on which the Spot Rate is obtained, such payment to be in the amount of the aggregate Cash Settlement Value in respect of Warrants that have been automatically exercised. Warrant Certificates delivered to the Warrant Agent, and the Global Warrant, shall thereafter be promptly cancelled by the Warrant Agent.

  (d) The Company will use its best efforts to notify the Warrantholders, or cause the Warrantholders to be notified, as promptly as practicable of any expected delisting or suspension of trading of the Warrants.

  Section 2.04. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for listing on another national securities exchange.

  Section 2.05. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value shall have become due and payable, shall be repaid by the Warrant Agent to the Company and the holder of such Warrants shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify the Warrantholders concerned that said money has not been so applied and remains unclaimed and that after a date named therein any unclaimed balance of said money then remaining will be returned to the Company.

                                  ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

  Section 3.01. Holder of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise, and to receive payment for, his Warrants as provided in this Agreement.

  Section 3.02. Merger, Consolidation, Sale, Transfer or Conveyance. If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrants as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time there-after be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, (i) new Warrant Certificates representing Certificated Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued and (ii) a new Global Warrant, representing Book-Entry Warrants not theretofore exercised in exchange and substitution for the Global Warrant theretofore issued. Such Warrant Certificates and Global Warrant shall in all respects have the same respective legal rank and benefit under this Agreement as the Warrant Certificates and Global Warrant theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates and Global Warrant had been issued at the date of the execution hereof. In case of any such consolidation, merger, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Global Warrant and Warrant Certificates as may be appropriate.

  The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.02.

                                   ARTICLE IV

                   CANCELLATION OF WARRANTS, PAYMENT OF TAXES

  Section 4.01. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be delivered to the Warrant Agent, in the case of Book-Entry Warrants, by delivering such Warrants free through a Participant to the Depository for credit to the Warrant Account, and in the case of Certificated Warrants, by delivering the Warrant Certificates evidencing such Warrants to the Warrant Agent at its address set forth in Exhibits A and B hereto, and, if so delivered, the Warrant Agent shall promptly note the cancellation of such Warrants by notation, in the case of Book-Entry Warrants, on its records with respect to the Global Warrant, and in the case of Certificated Warrants, on the Warrant Register. No Warrant Certificate shall be countersigned, and no Book-Entry Warrant shall be issued, in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

  Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement (whether acquired pursuant to Section 2.03 or this Section 4.01) shall be destroyed by the Warrant Agent and the Warrant Agent shall deliver a certificate of destruction to the Company evidencing the same.

  At such time as all of the Book-Entry Warrants have been exercised (including pursuant to an automatic exercise) or otherwise cancelled, the Warrant Agent shall cancel and destroy the Global Warrant (unless instructed by the Company to deliver the Global Warrant to the Company) and shall provide a certificate of destruction to the Company.

  Section 4.02. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants.

                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

  Section 5.01. Warrant Agent. (a) The Company hereby appoints        as
Warrant Agent of the Company in respect of the Warrants upon the terms and
subject to the conditions set forth herein; and       hereby accepts such
appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Global Warrant and the Warrant Certificates are subject to and governed by the terms and provisions hereof.

  (b) The Warrant Agent covenants and agrees to maintain offices, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Warrant Agreement, including without limitation the computation of the Cash Settlement Values and the timely settlement of the Warrants upon exercise thereof.

  Section 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

  (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises.

  (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

  (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

  (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

  (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

  (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

  (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Global Warrant or the Warrant Certificates (except its countersignature thereof).

  (h) The recitals contained herein shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same.

  (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Global Warrant or any Warrant Certificate or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

  Section 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised.

  (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent by the Company and acceptance of such appointment by such successor Warrant Agent, as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof and have an office or an agent's office south of Chambers Street in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

  (c) In case at any time the Warrant Agent shall give notice to the Company of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the letter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                 MISCELLANEOUS

  Section 6.01. Amendment. (a) This Agreement and the terms of the Warrant Certificates or the Global Warrant may be amended by the Company and the Warrant Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Warrantholders. Notwithstanding anything in this
Section 6.01 to the contrary, this Agreement may not be amended to provide for the countersigning by the Warrant Agent of Warrant Certificates (other than Warrant Certificates countersigned in exchange and substitution for mutilated Warrant Certificates or in lieu of lost, stolen or destroyed Warrant Certificates) which, together with the Global Warrant, evidence in the
aggregate in excess of           Warrants unless and until the Warrant Agent
has received notice from the AMEX or any successor national securities exchange
that the additional Warrants in excess of           have been approved for
listing on such exchange.

  (b) The Company and the Warrant Agent may modify or amend this Agreement, the Warrant Certificates or the Global Warrant, with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Strike Price, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby.

  Section 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of this Agreement, the Warrant Agent shall promptly forward such notice or demand to the Company.

  Section 6.03. Addresses for Notices. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to
          , New York, New York     , Attention: [Corporate Trust
Administration] (telephone: (212)     ; facsimile: (212)     ), and any
communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to One Procter & Gamble Plaza, Cincinnati, Ohio 45202, Attention:

Assistant Treasurer, Finance and Investments (telephone: (513) 983-5180; facsimile: (513) 983-7793 (or such other address, telephone number or facsimile number as shall be specified in writing by the Warrant Agent or by the Company, respectively). Any communications from the Warrant Agent to the Spot Rate Reference Agent with respect to this Agreement shall be addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
(telephone:      ; facsimile:       (or such other address, telephone number or
facsimile number as shall be specified in writing by the Spot Rate Reference Agent).

  Section 6.04. Notices to Warrantholders. The Company may cause to have notice given to Warrantholders which own Certificated Warrants by providing the Warrant Agent with a form of notice to be distributed by the Warrant Agent to the Registered Holders thereof. Delivery by the Warrant Agent to the Registered Holder of a Warrant of any notice required hereunder to be delivered to the beneficial owner of such Warrant shall be deemed for purposes of this Agreement, so long as the Warrant Agent does not have actual notice of the beneficial owner of such Warrant, to be delivery of such notice to such beneficial owner. The Company or the Warrant Agent, as the case may be, may cause notice to be given to Warrantholders which own Book-Entry Warrants by providing the Depository with a form of such notice to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

  Section 6.05. Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

  Section 6.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the AMEX or any successor national securities exchange and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants (whether Certificated Warrants or Book-Entry Warrants) or the exercise of the Warrants.

  Section. 6.07. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the registered holder of the Global Warrant and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the registered holder of the Global Warrant and the Warrantholders.

  Section 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

  Section. 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

  Section. 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's Office for inspection by the registered holder of the Global Warrant and the Warrantholders.

  Section 6.11. References to Currencies. References herein to "U.S. dollars", "U.S. $" or "$" are to the currency of the United States of America.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          [ISSUER]


                                          By __________________________________
                                            Name:


                                            ___________________________________
                                            Title:

                                          [WARRANT AGENT] Warrant Agent


                                          By __________________________________
                                            Name:


                                            ___________________________________
                                            Title: